UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2010

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On August 9, 2010, Vanguard Natural Resources, LLC (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Knight Capital Markets LLC (the “Agent”).  Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent, as the Company’s sales agent, the Company’s common units representing limited liability interests of the Company having an aggregate offering price of up to $60,000,000 (the “Units”).  Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices.

     The Units will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-159911).

     The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 1.1	Equity Distribution Agreement, dated August 9, 2010 by and among the Company and Knight Capital Markets LLC.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 99.1	Press Release dated August 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
August 9, 2010		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 1.1	Equity Distribution Agreement, dated August 9, 2010 by and among the Company and Knight Capital Markets LLC.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 99.1	Press Release dated August 9, 2010